EXECUTION VERSION

AMENDMENT NO. 2 AND WAIVER dated as of November 1, 2012 (this “Amendment”), to the Credit Agreement dated as of March 17, 2011, as amended by Amendment No. 1 dated as of March 7, 2012 (the “Credit Agreement”), among ROTECH HEALTHCARE INC., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), and CREDIT SUISSE AG, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”) for the Secured Parties (as defined therein), is entered into by and among the Borrower, the subsidiaries of the Borrower identified on Schedule I hereto (the “Subsidiary Guarantors”), the persons signatory hereto as Lenders and the Administrative Agent.
A. Pursuant to the Credit Agreement, the Lenders have extended, and have agreed to extend, credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth in the Credit Agreement.
B.    The Borrower and the Lenders desire to amend the Credit Agreement in the manner set forth herein. The Lenders are willing to agree to such an amendment and to the waiver set forth herein, in each case, on the terms and subject to the conditions set forth herein.
C.    The Borrower and the Subsidiary Guarantors are party to one or more of the Security Documents, pursuant to which, among other things, the Borrower and the Subsidiary Guarantors provided security for the Obligations of the Borrower under the Credit Agreement. The Subsidiary Guarantors are party to the Guarantee Agreement, pursuant to which the Subsidiary Guarantors Guaranteed the Obligations of the Borrower under the Credit Agreement.
D.    Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.
Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.    Waiver and Amendments to the Credit Agreement. Subject to the satisfaction of the conditions to effectiveness set forth in Section 4 hereof, as of the Amendment Effective Date:
(a)    the Lenders hereby permanently waive any Default or Event of Default that may have occurred as a result of the failure to comply with Section 6.03 of the Credit Agreement prior to the Amendment Effective Date;
(b)    the definition of the term “Pro Forma Compliance” set forth in Section 1.01 of the Credit Agreement is hereby deleted;
(c)    Section 2.13 of the Credit Agreement is hereby amended by redesignating the existing Section 2.13(b) as Section 2.13(c) and inserting a new Section 2.13(b) as follows:
“(b) In the event that, for any period of ten consecutive Business Days (each such period, a “Determination Period”), the Borrower and its Subsidiaries shall have cash balances in excess of $10,000,000 (excluding cash designated for or to be used for current payroll and benefits payments in the ordinary course of business), the Borrower shall, on the Business Day following the end of the applicable Determination Period, repay or prepay outstanding Borrowings, if any, by the amount of such excess (or such lesser amount as shall be necessary to prepay such Borrowings in full). On the last Business Day of any month during which the Borrower shall not have made any repayment or prepayment pursuant to this Section 2.13(b), the Borrower shall furnish to the Administrative Agent, which shall furnish to each Lender, a certificate of a Financial Officer of the Borrower, dated such date and in form reasonably satisfactory to the Administrative Agent, certifying that the cash balances of the Borrower and its Subsidiaries (calculated in accordance with the preceding sentence) did not exceed $10,000,000 for any Determination Period during such month.”;
(d)    Section 4.01(d) of the Credit Agreement is hereby amended by replacing the words “Pro Forma Compliance” with the words “compliance with Section 6.03 (regardless of whether compliance therewith is required at such time in accordance with Section 6.03)”;
(e)    Section 5.04 of the Credit Agreement is hereby amended by:
(i)    deleting the word “and” at the end of paragraph (h) thereof;
(ii)    replacing the period at the end of paragraph (i) thereof with “; and”;
(iii)    inserting a new paragraph (j) at the end thereof to read as follows:
“(j) as soon as they are available, but in any event within 30 calendar days after the end of each of the first two months of each fiscal quarter, beginning with November, 2012, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Restricted Subsidiaries as of the close of such month, together with commentary from management with respect to such financial statements.”
; and
(iv)    inserting the following sentence at the end thereof:
“In addition, the Borrower shall, upon reasonable prior notice from the Lenders, at mutually convenient times, participate in telephone calls with the Administrative Agent and the Lenders to discuss the Borrower’s affairs, finances and condition.”;

(f)    Article V of the Credit Agreement is hereby amended by inserting a new Section 5.14 to read as follows:
“SECTION 5.14. Liquidity Notice. On the first Business Day of each March and September, commencing with March 1, 2013, furnish to the Administrative Agent, which shall furnish to each Lender, a certificate of a Financial Officer of the Borrower, dated such date and in a form reasonably satisfactory to the Administrative Agent (and in any event to be based on such Financial Officer’s reasonable belief and judgment), either (a) certifying that the Borrower and its Restricted Subsidiaries have sufficient liquidity to satisfy their obligations as they come due in the ordinary course of business during the period of three months immediately following the date of such certificate (together with a reasonably detailed explanation of the assumptions underlying such certification and reasonably detailed cash flow forecasts) or (b) certifying that the Borrower and its Restricted Subsidiaries do not have sufficient liquidity to satisfy their obligations as they come due in the ordinary course of business during the period of three months immediately following the date of such certificate (together with an explanation thereof).”;
(g)    Section 6.01 of the Credit Agreement is hereby amended by deleting the period at the end thereof and replacing it with the following proviso:
“; provided that, notwithstanding the above and unless otherwise agreed to by the Required Lenders in writing, for purposes of this Section 6.01, the reference to “$25,000,000” in Section 4.03(b)(1) of the Senior Secured Notes Indenture shall be deemed to be a reference to $10,000,000.”;
(h)    Section 6.03 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“SECTION 6.03. Maximum Leverage Ratio. If during any fiscal quarter of the Borrower any Loan is outstanding, the Borrower will not permit the Leverage Ratio as of the last day of such fiscal quarter to be greater than the ratio set forth opposite the applicable period below:

Period	Maximum Leverage Ratio
October 1 through December 31, 2012	6.75:1.00
January 1 through March 31, 2013	6.50:1.00
April 1 through June 30, 2013	6.25:1.00
July 1, 2013 through September 30, 2013	5.75:1.00
Thereafter	5.50:1.00”
; and
(i)    Article VII(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(d) default shall be made in the due observance or performance by the Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in (i) Section 5.14 and such default shall continue unremedied for a period of five calendar days or (ii) Section 5.01(a), 5.05 or 5.08 or Article VI;”.
SECTION 2.    Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders and the Administrative Agent that: (a) this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; and (b) after giving effect to this Amendment, (i) the representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the Amendment Effective Date (as defined below), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; and (ii) no Default or Event of Default has occurred and is continuing.
SECTION 3.    Amendment Fees. As consideration for the Lenders’ agreements hereunder, the Borrower hereby agrees to pay to each Lender that executes and delivers a counterpart of this Amendment on or prior to the Amendment Effective Date, for its own account, either (at the Borrower’s option): (a) an amendment fee equal to 1.00% of such Lender’s Commitment (whether used or unused) on the Amendment Effective Date (the “First Alternative Amendment Fee”) or (b) an amendment fee equal to 2.00% of such Lender’s Commitment (whether used or unused) on the Amendment Effective Date (the “Second Alternative Amendment Fee”). The First Alternative Amendment Fee or the Second Alternative Amendment Fee, as applicable, shall be earned on the Amendment Effective Date. If the Borrower elects by written notice to the Administrative Agent on or prior to December 31, 2012 to pay the First Alternative Amendment Fee, such fee shall be due and payable on December 31, 2012. If the Borrower has not delivered such notice to the Administrative Agent on or prior to December 31, 2012, (i) the Borrower shall be deemed to have elected to pay the Second Alternative Amendment Fee in accordance with the provisions of this Section 3 and (ii) the First Alternative Amendment Fee shall not be payable. If the Borrower elects by written notice to the Administrative Agent to pay the Second Alternative Amendment Fee (or is deemed to have elected to pay the Second Alternative Amendment Fee pursuant to the previous sentence), such fee will be due and payable on the date on which the Credit Agreement is terminated, and all Borrowings and other amounts due or outstanding thereunder are repaid in full; provided, however, that the Second Alternative Amendment Fee shall not be payable if, on or prior to June 30, 2013, the Credit Agreement is terminated, and all Borrowings and other amounts due or outstanding thereunder are repaid in full.
SECTION 4.    Amendment Effectiveness. This Amendment shall become effective as of the first date (such effective date, the “Amendment Effective Date”) on which: (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, the Subsidiary Guarantors and the Required Lenders; (b) the Administrative Agent shall have received all fees and, to the extent invoiced, reimbursement of all out-of-pocket expenses required to be paid by the Borrower to the Administrative Agent pursuant to the terms of the Credit Agreement in connection with the transactions contemplated hereby; and (c) the representations and warranties contained in Section 2 hereof shall be true and correct.
SECTION 5.    Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the Amendment Effective Date, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
SECTION 6.    Acknowledgement and Consent. Each Loan Party hereby acknowledges that it has read this Amendment and consents to the terms hereof and further hereby affirms, confirms and agrees that: (a) notwithstanding the effectiveness of this Amendment, the obligations of such Loan Party under each of the Loan Documents to which it is a party shall not be impaired and each of the Loan Documents to which such Loan Party is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects, in each case, as amended hereby; (b) in the case of each Subsidiary Guarantor, its Guarantee of the Obligations, as and to the extent provided in the Guarantee Agreement as originally executed, shall continue in full force and effect in respect of the Obligations as modified hereby; (c) in the case of each Loan Party, the pledge of and/or grant of a security interest in its assets as Collateral to secure the Obligations, all as and to the extent provided in the Security Documents as originally executed, shall continue in full force and effect in respect of, and to secure, the Obligations as modified hereby; and (d) in the case of each Subsidiary Guarantor, after giving effect to this Amendment, all the representations and warranties made by or relating to it contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date.
SECTION 7.    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually signed counterpart of this Amendment.
SECTION 8.    Applicable Law. THIS AMENDMENT AND ALL CLAIMS AND CONTROVERSIES IN CONNECTION HEREWITH SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
SECTION 9.    Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment and the transactions contemplated hereby, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined only in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Amendment or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.
SECTION 10.    Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

ROTECH HEALTHCARE INC.,
by
/s/ Rebecca L. Myers
Name: Rebecca L. Myers
Title: Chief Legal Officer

EACH OF THE SUBSIDIARY GUARANTORS LISTED ON SCHEDULE I HERETO,
by
/s/ Rebecca L. Myers
Name: Rebecca L. Myers
Title: Chief Legal Officer

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, individually as a Lender and as Administrative Agent, by
/s/ Ari Bruger
Name: Ari Bruger
Title: Vice President

by
/s/ Kevin Buddhdew
Name: Kevin Buddhdew
Title: Associate

JEFFERIES FINANCE LLC, as a Lender,
by
/s/ J. Paul McDonnell
Name: J. Paul McDonnell
Title: Managing Director

SUBSIDIARY GUARANTORS

A-1 Medical Equipment, Inc.
Abba Medical Equipment, Inc.
Acadia Home Care
Allied Medical Supply, Inc.
Always Medical Equipment, Inc.
Andy Boyd’s InHome Medical, Inc., West
Andy Boyd’s InHome Medical/InHome Medical Inc.
Anniston Health & Sickroom Supplies, Inc.
Berkeley Medical Equipment, Inc.
Best Care HHC Acquisition Company LLC
Beta Medical Equipment, Inc.
Cambria Medical Supply, Inc.
Camden Medical Supply, Inc.
Care Medical Supplies, Inc.
Centennial Medical Equipment, Inc.
Charlotte Medical Supply, Inc.
Collins Rentals, Inc.
Community Home Oxygen, Inc.
Contour Medical Supply, Inc.
Corley Home Health Care, Inc.
CPO 2, Inc.
Daniel Medical Systems, Inc.
Distinct Home Health Care, Inc.
Don Paul Respiratory Services, Inc.
DuMEd, Inc.
East Tennessee Infusion & Respiratory, Inc.
Ellis County Home Medical Equipment, LLC
Encore Home Health Care, Inc.
Excel Medical of Fort Dodge, Inc.
Excel Medical of Marshalltown, Inc.
First Community Care of Niagara, Inc.
Firstcare, Inc.
Fischer Medical Equipment, Inc.
Four Rivers Home Health Care, Inc.
G&G Medical, Inc.
Gate City Medical Equipment, Inc.
Georgia Medical Resources, Inc.
Gladwin Area Home Care, Inc.
Hamilton Medical Equipment Service, Inc.
Health Care Services of Mississippi, Incorporated
Holland Medical Services, Inc.
Home Care Oxygen Service, Inc.
Home Medical Systems, Inc.
IHS Acquisition XXVII, Inc.
Integrated Health Services at Jefferson Hospital, Inc.
Intensive Home Care Services, Inc.
IOTA Medical Equipment, Inc.
LAMBDA Medical Equipment, Inc.
LAMS, Inc.
Lovejoy Medical, Inc.
Major Medical Supply, Inc.
Medco Professional Services, Corp.
MedCorp International, Inc.
Medic-Aire Medical Equipment, Inc.
Medical Electro-Therapeutics, Inc.
Medicare Rental Supply, Inc.
Michigan Medical Supply, Inc.
National Medical Equipment Centers, Inc.
NeighborCare Home Medical Equipment, LLC

NeighborCare Home Medical Equipment of Maryland, LLC
Neumann’s Home Medical Equipment, Inc.
Nightingale Home Health Care, Inc.
North Central Washington Respiratory Care Services, Inc.
Northeast Medical Equipment, Inc.
Northwest Home Medical, Inc.
OMICRON Medical Equipment, Inc.
Oxygen of Oklahoma, Inc.
Oxygen Plus Medical Equipment, Inc.
Oxygen Plus, Inc.
Oxygen Therapy Associates, Inc.
Peterson’s Home Care, Inc.
PHI Medical Equipment, Inc.
Pioneer Medical Services, Inc.
Preferential Home Health Care, Inc.
Principal Medical Equipment, Inc.
Professional Breathing Associates, Inc.
Professional Respiratory Home Healthcare, Inc.
PSI Health Care, Inc.
Pulmo-Dose, Inc.
Pulmonary Home Care, Inc.
Qualicare Home Medical, Inc.
Quality Home Health Care, Inc.
R.C.P.S., Inc.
RCG Information Services Corporation
RCI Medical Corp.
Regency Medical Equipment, Inc.
Resp-A-Care, Inc.
Respiracare Medical Equipment, Inc.
Respiratory Medical Equipment of Ga., Inc.
Respitech Home Health Care, Inc.
Responsive Home Health Care, Inc.
Rhema, Inc.
Ritt Medical Group, Inc.
RN Home Care Medical Equipment Company, Inc.
Roswell Home Medical, Inc.
Rotech Employee Benefits Corporation
Rotech Home Medical Care, Inc.
RoTech Oxygen and Medical Equipment, Inc.
Roth Medical, Inc.
Rothert’s Hospital Equipment, Inc.
Sampson Convalescent Medical Supply, Inc.
Select Home Health Care, Inc.
SIGMA Medical Equipment, Inc.
Southeastern Home Health, Inc.
Sun Medical Supply, Inc.
Sunshine Home Health Care, Inc.
The Kilroy Company
Theta Home Health Care, Inc.
Tupelo Home Health, Inc.
Valley Medical Equipment, Inc.
Value Care, Inc.
VitalCare Health Services, Inc.
VitalCare of Pennsylvania, Inc.
VitalCare of Texas, Inc.
White's Medical Rentals, Inc.
Wichita Medical Care, Inc.
Zeta Home Health Care, Inc.